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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) - May 4, 2001


                       PLAINS ALL AMERICAN PIPELINE, L.P.
                (Name of Registrant as specified in its charter)



           DELAWARE                        0-9808               76-0582150
  (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                           Identification No.)



                          500 DALLAS STREET, SUITE 700
                              HOUSTON, TEXAS 77002
                                 (713) 654-1414
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



                                      N/A
         (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 4, 2001 Plains All American Pipeline, L.P. completed its purchase of substantially all of the crude oil pipeline, gathering, storage and terminalling assets of Murphy Oil Company Ltd. for approximately US$161 million including financing and transaction costs. The principal assets acquired include approximately 450 miles of crude oil and condensate transmission mainlines and associated gathering and lateral lines, and approximately 1.1 million barrels of crude oil storage and terminalling capacity located primarily in Kerrobert, Saskatchewan, as well as a currently inactive 108-mile mainline system and 121 trailers used primarily for crude oil transportation.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  May 9, 2001           By:  /s/ Cynthia A. Feeback
                                 -----------------------------------------
                                 Name:  Cynthia A. Feeback
                                 Title: Vice President--Accounting of Our
                                        General Partner
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                               INDEX TO EXHIBITS

99.1 Asset Purchase and Sale Agreement between Murphy Oil Company Ltd. and Plains Marketing Canada, L.P., dated February 28, 2001.